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                                                                   EXHIBIT 10.19

                  SUBSCRIBER COMMUNICATOR MANUFACTURE AGREEMENT

                  This Subscriber Communicator Manufacture Agreement ("Agreement") is made and entered into as of the 31st day of July, 1996 between Magellan Corporation ("Magellan") whose principal business address is 960 Overland Court, San Dimas, California 91773, and ORBCOMM Global, L.P. ("ORBCOMM"), whose principal business address is 21700 Atlantic Boulevard, Dulles, Virginia 20166.

                               W I T N E S S E T H

                  WHEREAS, Orbital Communications Corporation ("OCC"), an affiliate of ORBCOMM, has obtained a license from the Federal Communications Commission (the "FCC") to operate in the United States a system of up to 36 low-Earth orbit satellites that is intended to provide two-way data communications, messaging and position determination services throughout the world;

                  WHEREAS, ORBCOMM, through its affiliates, ORBCOMM USA, L.P. ("ORBCOMM USA") and ORBCOMM International Partners, L.P. ("ORBCOMM International"), and their international licensees intend to provide ORBCOMM System services and generally to rely on selected companies on a non-exclusive basis to design, test, manufacture, sell, support and service Subscriber Communicators using the ORBCOMM System; and

                  WHEREAS, Magellan desires to design, develop, test, manufacture, sell, support and service Subscriber Communicators to be used with the ORBCOMM System under the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          DEFINITIONS.

            (a) "Applicable Benchmark Specification" shall mean the Benchmark Specification in effect on the later of the (i) date of original manufacture and
(ii) the date of any re-manufacture, repair, change or modification as a result of a recall, as required by this Agreement or as voluntarily initiated by Magellan.

            (b) "Benchmark Specification" shall mean the version of the Specifications that are the current version in effect on the latest of (i) the date of execution of this Agreement, (ii) ninety (90) days prior to acceptance for Type Approval testing of a Candidate Subscriber Communicator, and (iii) the date of the last Type 1 or Type 2 change to the Specifications.

            (c) "Benchmark Version of the ORBCOMM Software" shall mean the version of the ORBCOMM Software that is the current version in use on the latest of (i) the date of execution of this Agreement, (ii) ninety (90) days prior to acceptance for Type Approval testing of a Candidate Subscriber Communicator and
(iii) the date of the last Type 1 or Type 2 change to the Network Software and/or Subscriber Communicator Software.

            (d) "Candidate Subscriber Communicator" shall mean the equipment that could be used to
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provide access to the ORBCOMM System for which Magellan is seeking "Type
Approval" by ORBCOMM pursuant to the terms of this Agreement.

            (e) "Device Control Number" shall mean the control number issued by ORBCOMM with which a specific pair of Radio Identification Codes is associated. The Device Control Number provides a means to refer to a pair of Radio Identifications Codes without disclosing such codes.

            (f) "Lot" shall mean the smaller of the number of Subscriber Communicators produced in a consecutive production run and the number of Subscriber Communicators produced in a twenty-four (24) hour period.

            (g) "Manufacturer's Serial Number" shall mean that unique number assigned to a Subscriber Communicator by Magellan for the purpose of identification of such Subscriber Communicator.

            (h) "Network Software" shall mean the software in the Satellites and ORBCOMM Gateways that affect the Subscriber Communicator.

            (i) "Network Test Set" shall mean a device that simulates the non-Subscriber Communicator elements of the ORBCOMM System to the extent necessary in the design and testing of a Candidate Subscriber Communicator or Subscriber Communicator.

            (j) "ORBCOMM Gateway" shall mean the facilities consisting of earth stations, computers, displays, control consoles, communications equipment and other hardware that transport and control the flow of data and message communications and other information for the ORBCOMM System.

            (k) "ORBCOMM Software" shall mean the software contained in the Satellites, the ORBCOMM Gateways and the Subscriber Communicators that ORBCOMM has developed, purchased or licensed and has tested to develop the ORBCOMM System.

            (l) "ORBCOMM System" shall mean the low-Earth orbit two-way message and data communications and position determination system developed, built, launched and operated by ORBCOMM or any successors and assigns thereof.

            (m) "ORBCOMM System Numbers" shall mean the unique numbers assigned to each Subscriber Communicator. For purposes of this Agreement, each Subscriber Communicator shall have a Manufacturer's Serial Number assigned by Magellan and a Device Control Number and associated Radio Identification Codes.

            (n) "Radio Identification Codes" shall mean the pair of codes that will be used by the ORBCOMM System to identify the Subscriber Communicator and that have been provided by ORBCOMM to Magellan pursuant to the terms of this Agreement.

            (o) "Satellites" shall mean any of the low-Earth orbit satellites comprising the constellation portion of the ORBCOMM System.

            (p) "Specifications" shall mean the functional and design requirements the Subscriber Communicator must meet that are contained in Exhibit A.

            (q) "Subscriber Communicator" shall mean the equipment to be manufactured by Magellan and used to provide access to the ORBCOMM System that has been "Type Approved" by ORBCOMM


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and to which ORBCOMM System Numbers have been assigned. A Subscriber
Communicator can be either a finished product (an "End User Subscriber Communicator"), or it can be a Subscriber Communicator that is incorporated in another finished product ("OEM Subscriber Communicator").

            (r) "Subscriber Communicator Software" shall mean the
ORBCOMM-developed communications software that is integrated into a Subscriber Communicator.

            (s) "Type Approval" shall mean the approval for use with the ORBCOMM System granted by ORBCOMM for each model of Candidate Subscriber Communicator (also referred to as "Type") based on ORBCOMM's determination that such Type of Candidate Subscriber Communicator meets the requirements of the Specifications and successfully meets the testing requirements specified in Section 6 of this Agreement. Each Candidate Subscriber Communicator Type shall require a separate Type Approval.

2.          TERM.

                        Subject to the provisions of Section 17 hereof, this Agreement shall have a term of ten (10) years, commencing on the effective date of this Agreement.

3.          DUTIES OF MAGELLAN.

            (a) Magellan has designated Mr. Bill Neill, Project Manager, ORBCOMM Subscriber Communicators, as the single point of contact within Magellan's organization responsible for coordinating all activities related to this Agreement including but not limited to Specifications, technical requirements, warranty issues and any and all other information Magellan reasonably requires regarding the ORBCOMM System as currently designed or as may be planned in the future; provided that the Project Manager, ORBCOMM Subscriber Communicators shall not be authorized to amend or modify or to waive any provisions of this Agreement. Such designated Project Manager, ORBCOMM Subscriber Communicators may be changed by Magellan on written notice to ORBCOMM.

            (b) Magellan agrees to employ the highest standards of business conduct in the performance of its obligations hereunder and to manufacture and distribute Subscriber Communicators in a manner so as not to injure intentionally the reputation of ORBCOMM, its affiliates, the ORBCOMM System or other Subscriber Communicator manufacturers.

            (c) Magellan acknowledges that changes made to the Network Software may affect the operation of the Subscriber Communicators. Magellan shall be responsible for ensuring that each Subscriber Communicator Type is compatible with the current version of the Network Software in accordance with Section 11.

            (d) During the term of this Agreement, Magellan shall manufacture or cause to be manufactured the Subscriber Communicators in accordance with the Specifications.

            (e) Magellan shall establish a or use its existing sales, distribution, and service organization as appropriate for each major market in which it intends to sell Subscriber Communicators. Such organization shall be capable of answering technical questions, shall have the authority to negotiate sales of Subscriber Communicators with resellers, agents and customers of the ORBCOMM System and shall be capable of providing warranty and out-of-warranty repair service.

            (f) For Subscriber Communicators placed into service prior to the termination or expiration


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of this Agreement, Magellan shall, for a period of two years from the discontinuation of the manufacture of a Type of Subscriber Communicator, maintain sufficient replacement units or sufficient parts, components, and repair capabilities for each market to comply with its obligations under Section 12.

            (g) Magellan shall request from ORBCOMM in writing the Device Control Number and associated Radio Identification Codes at least ten (10) business days before Magellan requires such numbers for allocation to Subscriber Communicators, provided that such requests shall occur no more frequently than once per month. After receipt of the Device Control Number and associated Radio Identification Codes, Magellan shall assign to each Subscriber Communicator the ORBCOMM System Numbers. Magellan and its OEM customers shall at no time reassign from one Subscriber Communicator or OEM Subscriber Communicator to another any of the ORBCOMM System Numbers.

            (h) Magellan shall deliver to ORBCOMM within fifteen (15) days of the end of each calendar month a list of all Subscriber Communicators, and the corresponding Manufacturer's Serial Numbers cross-referenced to the Device Control Numbers, (i) shipped to ORBCOMM resellers, agents, or customers during the preceding month or (ii) returned to Magellan or its OEM customers for warranty or out-of-warranty service during the preceding month, together with a description of the service problem identified for each returned Subscriber Communicator.

            (i) Prior to entering into any agreement pursuant to which Magellan would manufacture OEM Subscriber Communicators for a third party that is not an affiliate of Magellan or its parent company, Magellan shall submit sufficient technical details of the proposed incorporation of the OEM Subscriber Communicator into another device so as to enable ORBCOMM to determine to its satisfaction that such incorporation would not invalidate the Type Approval. Such OEM customer shall be obligated to implement the incorporation of the OEM Subscriber Communicator into such end-product in accordance with the technical details so supplied by Magellan. Magellan shall require its OEM customers to comply with, and shall include in any agreement it enters into with its OEM customers, the applicable provisions of Sections 3(g) and 3(h)(ii).

4.          DUTIES OF ORBCOMM.

            (a) ORBCOMM shall provide technical support related to this Agreement including but not limited to Specifications, technical requirements, warranty issues and any and all other information regarding the ORBCOMM System as currently designed or as may be planned in the future. ORBCOMM has designated Mr. Marc Fine, as the ORBCOMM Product Manager. The ORBCOMM Product Manager shall be the single point of contact within ORBCOMM's organization responsible for coordinating activities and providing such technical support. The ORBCOMM Product Manager shall not be authorized to amend or modify or to waive any provisions of this Agreement. Such designated ORBCOMM Product Manager may be changed by ORBCOMM on written notice to Magellan.

            (b) ORBCOMM shall provide to Magellan the Specifications and any other technical documentation or material ORBCOMM reasonably determines may be required by Magellan to perform its obligations hereunder.

            (c) ORBCOMM shall provide to Magellan one Network Test Set and a Network Test Set manual, which Magellan shall be entitled to use for the term of this Agreement. ORBCOMM shall maintain the Network Test Set in good working order, normal wear and tear excepted; provided however, that (i) for repair work by ORBCOMM the Network Test Set shall be shipped to a facility designated by ORBCOMM, all shipping and handling charges to such facility prepaid by Magellan and all shipping and


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handling charges from such facility back to Magellan prepaid by ORBCOMM and (ii)
Magellan shall reimburse ORBCOMM for any and all expenses incurred by ORBCOMM in maintaining such Network Test Set which, in the opinion of ORBCOMM, are attributable to misuse, mishandling or tampering, modification or other unauthorized action by Magellan. On expiration or termination of this Agreement, the Network Test Set and manual shall be immediately returned to ORBCOMM in good working order, normal wear and tear excepted. In the event ORBCOMM reasonably determines that Magellan would require the use of a Network Test Set to fulfill its obligations under Section 12 that survive the expiration or termination of this Agreement, ORBCOMM shall make available to Magellan one Network Test Set and one manual for the duration of such surviving obligations. On the expiration of such period, the Network Test Set and manual shall be immediately returned to ORBCOMM in good working order.

            (d) Within ten (10) business days of receipt of the request from Magellan specified in Section 3(g), ORBCOMM shall provide a sufficient quantity of Device Control Numbers and associated Radio Identification Codes for use by Magellan in accordance with the terms of this Agreement.

            (e) ORBCOMM agrees to employ the highest standards of business conduct in the performance of its obligations hereunder in a manner so as not to injure intentionally the reputation of Magellan or its affiliates.

5.          COMMUNICATOR TYPE APPROVAL.

            (a) ORBCOMM shall grant Type Approval for each Type of Candidate Subscriber Communicator that ORBCOMM determines meets the Benchmark Specifications and successfully meets the testing requirements specified in
Section 6 of this Agreement. ORBCOMM shall be entitled to revoke or suspend Type Approval for each Subscriber Communicator Type that, after receipt of initial Type Approval, fails to meet the Specifications or the testing requirements specified in Section 6 of this Agreement that were in effect at the time of grant of such initial Type Approval.

            (b) ORBCOMM hereby authorizes Magellan to manufacture and sell each Type of Subscriber Communicator that has received Type Approval from ORBCOMM. Magellan shall not be entitled to sell any Candidate Subscriber Communicator Type until ORBCOMM provides Type Approval thereof.

            (c) Magellan shall immediately notify ORBCOMM of any changes in design or functionality of any Subscriber Communicator Type subsequent to ORBCOMM's providing the initial Type Approval thereof; provided however, that Magellan shall not be required to provide ORBCOMM with notice of (i) cosmetic design changes or (ii) changes to hardware and/or software encapsulated in the same case as a Subscriber Communicator Type if such hardware and/or software (A) is not interconnected to such Subscriber Communicator Type or (B) does not provide functionality required by the Applicable Benchmark Specification. Within five (5) business days after receipt of such notice, ORBCOMM shall notify
Magellan: (i) whether such changes in design or functionality require that a Subscriber Communicator Type be resubmitted for Type Approval testing; or (ii) that ORBCOMM cannot make the determination specified in (i) until it has received and evaluated two (2) subscriber communicators of such new Type. In the event ORBCOMM has determined that it requires two (2) such subscriber communicators, such units shall be provided to ORBCOMM for such evaluation and testing. Within ten (10) business days of receipt of such units, ORBCOMM shall notify Magellan that such changes in design or functionality require that a Subscriber Communicator Type be resubmitted for Type Approval testing or that such requirement for additional Type Approval testing is waived.. In the event that ORBCOMM determines that additional Type Approval testing in required, Magellan shall, at its


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option, (A) withdraw its request for that such changes in design or functionality be permitted under the previously granted Type Approval or (B) submit a subscriber communicator incorporating such changes in design or functionality as a Candidate Subscriber Communicator through the standard Type Approval process.

            (d) If at any time following Type Approval by ORBCOMM of any Subscriber Communicator Type, such Type is determined by the applicable governmental authority to violate any applicable law, rule or regulation of any governmental authority or agency in any country, province, state, municipality or other political subdivision (a "Geo-Political Entity") in which the Subscriber Communicators is expected to be sold and/or operated (a "Regulatory Violation"), Magellan shall (i) notify ORBCOMM of such Regulatory Violation,
(ii) cease sale of such Subscriber Communicator Type in the affected Geo-Political Entity and (iii) promptly notify all registered owners in the affected Geo-Political Entity of such Subscriber Communicator Type of such Regulatory Violation and arrange for the prompt repair of all previously sold Subscriber Communicators of such Type in the affected Geo-Political Entity so that such Subscriber Communicator conforms to such law, rule or regulation.

            (e) If at any time following Type Approval by ORBCOMM of any Subscriber Communicator Type, any Subscriber Communicator is found, as a result of internal quality assurance testing, as a result of tests performed on returned Subscriber Communicators or otherwise, to not be performing in accordance with the Applicable Benchmark Specifications (a "Specification Violation"), the following provisions shall apply: (i) if from two (2) to five
(5) percent of any Lot of Subscriber Communicators has a Specification Violation, Magellan shall notify ORBCOMM of such event and shall set forth in detail the course of action and procedures, including manufacturing and quality assurance changes, Magellan intends to undertake to reduce such Specification Violations to less than two (2) percent of any Lot and (ii) if more than five
(5) percent of any Lot of Subscriber Communicators has a Specification Violation, Magellan shall, in addition to providing the information required by
(i) above, cease manufacture and sale of such Subscriber Communicator of such Type until such time as such Specification Violation is corrected and recall and promptly repair all Subscriber Communicator of such Type to the extent required by ORBCOMM.

6.          TESTING REQUIREMENTS.

            (a) Prior to Type Approval testing, ORBCOMM shall provide to Magellan a Type Approval test plan for the Candidate Subscriber Communicators, which test plan shall provide a mechanism for evaluating the Candidate Subscriber Communicators against the Specifications. Thereafter, Magellan shall submit to ORBCOMM: (i) a request for Type Approval testing, and (ii) Type Approval test procedures for the Candidate Subscriber Communicators, which test procedures shall provide a mechanism for evaluating the Candidate Subscriber Communicators against the Benchmark Specifications. Such Type Approval test procedures must be approved in writing by ORBCOMM prior to testing. ORBCOMM shall have fifteen (15) business days to either approve or provide written comments regarding the content of the Type Approval test procedures submitted by Magellan. In the event ORBCOMM provides Magellan with written comments, Magellan shall revise its Type Approval test procedures, taking into account such comments, and resubmit such Type Approval test procedures to ORBCOMM for its approval. ORBCOMM shall schedule the Type Approval test for the Candidate Subscriber Communicator within the later of forty-five (45) days of receipt by ORBCOMM of the request for Type Approval testing and the approval by ORBCOMM of the Type Approval test procedures. Within sixty (60) days after completion of Type Approval testing, Magellan shall provide a test report to ORBCOMM.


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            (b) Magellan agrees to conduct testing of the Candidate Subscriber
Communicators in accordance with the ORBCOMM Type Approval test plan and its ORBCOMM-approved Type Approval test procedures. ORBCOMM shall be entitled to witness the Type Approval testing performed by Magellan at Magellan's designated facilities. ORBCOMM reserves the right to withhold Type Approval for any Candidate Subscriber Communicator Type failing to meet the minimum performance requirements of the Type Approval tests and the Benchmark Specifications.

            (c) Prior to production of the Subscriber Communicators, Magellan shall provide to ORBCOMM, for its prior written approval, an ongoing quality assurance test plan. The quality assurance test plan shall contain usual and customary terms and conditions for the wireless communications equipment, taking into account the intended purpose for which the Subscriber Communicator will be used, and shall specify, at a minimum, appropriate manufacturing Lot sizes, sample sizes, testing techniques, brand and model of test equipment and the manner of calibrating such test equipment to a traceable, internationally accepted standard. In addition, the quality assurance test plan shall test the Subscriber Communicators comprehensively to ensure full compliance with the Benchmark Specifications. The quality assurance test plan shall be used by Magellan for the manufacture of Subscriber Communicators for the term of this Agreement. Within thirty (30) days of receiving the quality assurance test plan, ORBCOMM must either approve the plan or detail where the plan is deficient.

            (d) Magellan agrees to allow ORBCOMM, during normal business hours and without prior notice, to inspect and witness production testing of the Subscriber Communicators. ORBCOMM shall be entitled to select any number of Subscriber Communicators from any Lot to test for compliance with the terms and conditions specified in this Agreement. Any such Subscriber Communicators shall remain the property of Magellan and shall be returned to Magellan promptly after testing.

7.          COSTS.

                        Except as provided in Section 10 hereof, each party shall bear its own costs and expenses in connection with the preparation, negotiation and performance of its obligations under this Agreement, and neither party shall be liable for the costs of the other.

8.          NON-DISCLOSURE.

                        Each party acknowledges the execution of a Mutual Non-Disclosure Agreement, dated __________, 1996 between ORBCOMM and Magellan. Each party agrees to abide by the terms and conditions of such agreement; provided, however, that Section II(a) shall be amended to change the phrase "three years from the date of disclosure" appearing therein to "the later of (i) ten (10) years from the date of disclosure and (ii) three years after the termination or expiration of the Subscriber Communicator Manufacturing Agreement dated as of July 31, 1996 between ORBCOMM Global, L.P. and Magellan Corporation."

9.          LABELING.

            (a) All End User Subscriber Communicators shall have on the exterior of the unit bear an appropriate "ORBCOMM" mark. All OEM Subscriber Communicators shall bear an appropriate "ORBCOMM" mark if a Magellan mark is displayed on the exterior of the unit. During the term of this Agreement, ORBCOMM grants to Magellan the right to use the "ORBCOMM" mark only for such purpose or for purposes of manufacturing, selling or advertising such Subscriber Communicators.


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Magellan shall be required to obtain the advance written approval of the use of the ORBCOMM mark unless such mark complies with the display and other requirements set forth in the ORBCOMM Identity Manual, a copy of which is attached hereto as Exhibit B. Any use of the word "ORBCOMM", or phrase "ORB" combined with any other word or phrase, for a logo, trademark, service mark or trade name shall require the prior written approval of ORBCOMM.

            (b) All Subscriber Communicators shall have displayed on the exterior of the unit any statements that may be required by the governmental authorities or agencies of the countries in which the Subscriber Communicators shall be sold and/or operated. Current FCC rules require that the following statement be set forth on each Subscriber Communicator: "THIS DEVICE MAY NOT BE OPERATED WHILE ON BOARD A CIVIL AIRCRAFT. IT MUST BE TURNED OFF AT ALL TIMES WHILE ON BOARD SUCH AN AIRCRAFT".

            (c) All Subscriber Communicators shall have displayed on the exterior of the unit the Manufacturer's Serial Number assigned by Magellan and reported to ORBCOMM as being associated with a specific Device Control Number. Magellan shall require any OEM customer for whom it manufactures OEM Subscriber Communicators to display the Magellan Manufacturer's Serial Number on the exterior of the final end-product in which such OEM Subscriber Communicator is incorporated.

            (d) All Subscriber Communicators shall have displayed on the exterior of the unit the legend "ORBCOMM Type Approved" together with the ORBCOMM-assigned type approval number (collectively, the "ORBCOMM Type Approval Legend"). Magellan shall require any OEM customer for whom it manufactures OEM Subscriber Communicators to display the appropriate ORBCOMM Type Approval Legend on the exterior of the final end-product in which such OEM Subscriber Communicator is incorporated.

10.         FEES AND ROYALTIES.

            (a) There shall be no payments by ORBCOMM to Magellan for the development, manufacture or delivery of any Subscriber Communicators not specifically purchased by ORBCOMM. Magellan agrees to develop, manufacture and deliver the Subscriber Communicators on the foregoing basis.

            (b) The parties acknowledge that Orbital Sciences Corporation, on behalf of Magellan, has previously paid to ORBCOMM a non-refundable fee in the amount of $40,000, as payment for services and support to be provided by ORBCOMM during the term of this Agreement, including, but not limited to, the loan and maintenance of one Network Test Set.

            (c) For all Subscriber Communicators sold that have been manufactured by or on behalf of Magellan, Magellan shall pay or cause to be paid to ORBCOMM a royalty equal to US$2.00 per Subscriber Communicator; provided that Magellan shall be entitled to a credit against any future royalties owed by Magellan hereunder in the event a Subscriber Communicator that is defective is replaced, at Magellan's option, by another Subscriber Communicator and the Device Control Number and associated Radio Identification Numbers for such defective Subscriber Communicator is returned to ORBCOMM, which return occurs on the reporting of the replacement of the defective Subscriber Communicator. ORBCOMM shall invoice Magellan monthly for such royalty fee minus any applicable credits as provided hereunder for all Device Control Numbers provided by ORBCOMM to Magellan during the previous calendar month. Payment of such invoices is due ninety (90) days from the receipt of the invoice.


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11.         SUBSCRIBER COMMUNICATOR HARDWARE AND SOFTWARE.

            (a) In accordance with the terms of this Agreement, ORBCOMM grants Magellan the right to use or have used the Subscriber Communicator Software in Subscriber Communicators Magellan offers for sale to ORBCOMM or any other buyer. ORBCOMM grants Magellan the right to modify such software to enable Magellan's specific hardware/software design to interface with the Network Software, provided Magellan-initiated changes to the Subscriber Communicator Software do not, in any way, change the functionality of such software; provided, that for purposes of this Section 11(a), Magellan shall not be deemed to have changed the functionality of such software if Magellan deletes portions of the Subscriber Communicator Software and (i) it otherwise replaces such deleted functionality or (ii) such deletion does not prevent the Candidate Subscriber Communicator from receiving Type Approval. Magellan shall not sell, convey, or otherwise transfer the Subscriber Communicator Software, in either its original or modified form, to any other person or entity, except as specifically provided in this Section 11(a).

            (b)(i) Because the ORBCOMM System will be continuously evolving in response to market demands and other factors, the ORBCOMM Software will be subject to continuing development and configuration changes. ORBCOMM therefore reserves the right to continue to make changes in the Specifications and/or the ORBCOMM Software according to the following classifications:

                                    (A) Type 1: Changes required to respond to,
or to avoid, a network anomaly that materially affects or would materially effect, service within the ORBCOMM System;

                                    (B) Type 2: Changes required to comply with
a regulation, statute, or other requirement imposed by a governmental authority or standards organization having jurisdiction over all or a portion of the ORBCOMM System;

                                    (C) Type 3: Changes required to correct, or
implement work-arounds for, system anomalies, including but not limited to hardware problems, software bugs, or other network operational problems; and

                                    (D) Type 4: Changes not otherwise classified
as Type 1, Type 2, or Type 3.

                        (ii) Magellan acknowledges that changes to the ORBCOMM System may be made after design conception but prior to Type Approval of a Candidate Subscriber Communicator and Magellan shall be obligated to ensure that Candidate Subscriber Communicators shall comply with the Benchmark Specifications, and be compatible with the Benchmark Version of the ORBCOMM Software.

            (c)(i) In the event Type 1 or Type 2 changes to the Specifications, the Network Software and/or Subscriber Communicator Software have been determined by ORBCOMM to be required and ORBCOMM has determined that such changes require or may require modification to the design of a Subscriber Communicator or a Candidate Subscriber Communicator, ORBCOMM shall:

                                    (A) provide Magellan with as much advance
notice as is reasonable given the circumstances, which notice shall include a description of the functional changes to the Specifications, the Network Software and/or Subscriber Communicator Software;

                                    (B) to the extent required and as soon as
reasonably practicable, provide Magellan with new Subscriber Communicator Software and/or a new version of the Network Test Set Software; and


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                                    (C) to the extent required, as soon as
reasonably practical, provide a test report showing the current or new Subscriber Communicator Software to be compatible with the current or new Network Test Set Software, as the case may be.

                        (ii) Magellan shall, immediately upon receipt of such notice, and to the extent that such notice directs Magellan to take such action:

                                    (A) cease production of any Subscriber
Communicators that do not incorporate the revised Subscriber Communicator Software or that do not comply with the revised Specifications;

                                    (B) suspend shipment of any Subscriber
Communicators that do not incorporate the revised Subscriber Communicator Software or that do not comply with the revised Specifications; and

                                    (C) notify its customers of OEM Subscriber
Communicators that do not incorporate the revised Subscriber Communicator Software or that do not comply with the revised Specifications, that they must immediately suspend any shipment of such OEM products that contain non-compliant OEM Subscriber Communicators.

            (d)(i) In the event Type 3 changes to the Specifications, Network Software and/or the Subscriber Communicator Software have been determined by ORBCOMM to be required and ORBCOMM has determined that such changes require or may require modification to the design of a Subscriber Communicator or a Candidate Subscriber Communicator, ORBCOMM shall:

                                    (A) at least ten (10) days before such
changes become effective, provide Magellan with notice thereof, which notice shall include a description of the functional changes to the Specifications, Network Software and/or Subscriber Communicator Software;

                                    (B) to the extent required and as soon as
reasonably practical, provide Magellan with new Subscriber Communicator Software and/or a new version of the Network Test Set Software; and

                                    (C) to the extent required, as soon as
reasonably practical, provide a test report showing the current or new Subscriber Communicator Software to be compatible with the current or new Network Test Set Software, as the case may be.

                        (ii) To the extent that such notice directs Magellan to take such action, Magellan shall, on a date or dates to be mutually agreed on, provided that in no event shall such date be later than sixty (60) days from the date of such notice:

                                    (A) cease production of any Subscriber
Communicators that do not incorporate the revised Subscriber Communicator Software or that do not comply with the revised Specifications;

                                    (B) suspend shipment of any Subscriber
Communicators that do not incorporate the revised Subscriber Communicator Software or that do not comply with the revised Specifications; and

                                    (C) notify its customers of OEM Subscriber
Communicators that do not
incorporate the revised Subscriber Communicator Software or that do not comply with the revised Specifications, that they must immediately suspend any shipment of such non-compliant OEM Subscriber Communicators.

            (e)(i) In the event Type 4 changes to the Specifications, Network Software and/or Subscriber Communicator Software have been determined by ORBCOMM to be required and ORBCOMM has determined that such changes require or may require modification to the design of a Subscriber Communicator or a Candidate Subscriber Communicator, ORBCOMM shall:

                                    (A) at least sixty (60) days before such
changes become effective, provide to Magellan notice of upcoming changes to the Specifications, Network Software and/or Subscriber Communicator Software that ORBCOMM believes will require Magellan to make corresponding changes to its Subscriber Communicators; and

                                    (B) not less that thirty (30) days after
such notice, provide to Magellan the following:

                                                (x) a description of the
functional changes to the Specifications, Network Software and/or Subscriber Communicator Software;

                                                (y) to the extent required, new
Subscriber Communicator Software and/or a new Network Test Set Software version; and

                                                (z) to the extent required, a
test report showing the current or new Subscriber Communicator Software to be compatible with the current or new Network Test Set Software, as the case may be.

                        (ii)(A) Within thirty (30) days of receipt of the notice specified in Section 11(e)(i)(A), Magellan shall notify ORBCOMM that it agrees with the results of the test report provided by ORBCOMM pursuant to 11(e)(i)(B)(z) or provide ORBCOMM with a list of backward compatibility issues that would result from using such new software.

                                    (B) In the event Magellan does not provide
ORBCOMM with a list of such backward compatibility issues within such thirty
(30) day period or has accepted the results of the test report, ORBCOMM shall be entitled to make the proposed Specification, Network Software and/or Subscriber Communicator Software changes on the proposed date, and, subject to any previously granted waivers under Section 11(f), Magellan shall be required to implement such changes as are required into production Subscriber Communicators immediately on the effective date of such change.

                                    (C) If Magellan provides ORBCOMM with a list
of backward compatibility issues that would adversely effect the currently manufactured Magellan Subscriber Communicators, ORBCOMM shall have ten (10) business days to review such list. Thereafter, ORBCOMM and Magellan shall have thirty (30) days to endeavor to develop a change that meets the intent of the original proposed change but does not adversely effect the currently manufactured Magellan Subscriber Communicator, provided that Magellan acknowledges that ORBCOMM has entered into agreements with other subscriber communicator manufacturers. If during such thirty (30) day period, the parties are unable to develop a mutually agreeable change, ORBCOMM shall be entitled to either implement its original proposed change or delay such implementation. If ORBCOMM determines to implement its original proposed change, subject to any previously granted waivers under Section 11(f), Magellan shall be required to implement such changes as are required into production Subscriber Communicators immediately on the effective date of such change.

            (f) Magellan may request a waiver from compliance with the Specifications. If ORBCOMM in its sole discretion determines that the requested waiver is acceptable, ORBCOMM may make an appropriate modification to the Specifications or provide a waiver of the applicable Specification to Magellan for a particular Subscriber Communicator Type.

            (g) The Specifications and any modifications thereto, irrespective of the source of such modifications, shall be owned solely by ORBCOMM and Magellan shall retain no right or title to any portion of such modifications. Notwithstanding the foregoing, ORBCOMM shall have no right to any intellectual property developed by Magellan that implements any modification to the Specifications proposed by Magellan.

12.         WARRANTIES AND REPAIRS.

            (a) Magellan shall provide to all Subscriber Communicator customers and users, a warranty for the Subscriber Communicators. Magellan shall submit to ORBCOMM a draft version of the warranty agreement. ORBCOMM reserves the right to approve the warranty agreement to ensure compliance with the provisions of this Agreement including this Section 12 prior to shipment of the first Subscriber Communicator, which approval shall not be unreasonably withheld.

            (b) At a minimum, the following warranties shall be given by
Magellan:

                        (i) Magellan warrants that for twelve (12) months following activation thereof on the ORBCOMM System by a subscriber (the "Warranty Period"), the Subscriber Communicators, used under normal operating conditions and not subject to misuse or abuse, shall be free from defects in material, workmanship and design and shall operate and conform to the performance capabilities, specifications, functions and other descriptions and standards applicable thereto as set forth in the Applicable Benchmark Specifications;

                        (ii) In the event that defects or other failures to comply with the applicable warranty are discovered during the Warranty Period, Magellan shall be responsible for the prompt repair or replacement (at Magellan's option) of the Subscriber Communicator and associated accessories included with such Subscriber Communicator;

                        (iii) For Subscriber Communicators returned outside the Warranty Period, Magellan shall provide the subscriber a written quotation of the cost to repair the Subscriber Communicator and any associated accessories included with the Subscriber Communicator. The subscriber shall be given the opportunity to accept or decline the quotation and if the subscriber declines the quotation to repair the Subscriber Communicator, Magellan shall return the Subscriber Communicator to the subscriber. If the subscriber accepts the quotation, Magellan shall repair such Subscriber Communicator and associated accessories included with such Subscriber Communicator and return such repaired Subscriber Communicator to the subscriber; and

                        (iv) For all repairs, Magellan shall be responsible for ensuring that the repaired Subscriber Communicator meets all requirements and, at a minimum, the Specifications that were in effect at the time such Subscriber Communicator was manufactured, subject to normal wear and tear and appearance.

            (c) For all Subscriber Communicators purchased by ORBCOMM, whether for resale or otherwise, the following additional provisions shall apply:

                        (i) In the event ORBCOMM resells any Subscriber Communicator purchased by it from Magellan, ORBCOMM shall be entitled to pass through any warranties it is entitled to under this Section 12;

                        (ii) In the event that defects or other failures to comply with the applicable warranty are discovered during the Warranty Period, Magellan shall repair or replace such equipment within ten (10) business days of receipt thereof and shall pay for all costs of return shipment of such equipment to the subscriber;

                        (iii) For Subscriber Communicators returned outside the Warranty Period, Magellan shall provide the subscriber a written quotation of the cost to repair the Subscriber Communicator within ten (10) business days of receipt of the Subscriber Communicator. If the subscriber accepts the quotation, Magellan shall return the repaired Subscriber Communicator and associated accessories included with such Subscriber Communicator to the subscriber within ten (10) business days of receipt of the acceptance of the quotation.

13.         SEGREGATION OF DESIGN AND DEVELOPMENT ACTIVITIES.

                        Magellan agrees that it shall segregate the design and development efforts under this Agreement with respect to subscriber communicators for the ORBCOMM System and the persons who have access to ORBCOMM proprietary information from the design and development efforts for other two-way data communication devices intended for use with commercial low-Earth orbit mobile satellite systems using radio frequencies below 1 GHz.

14.         INTELLECTUAL PROPERTY.

                        Each party shall retain title to the tangible or intangible property it develops with its own funds. No element of ORBCOMM intellectual property, including, but not limited to, versions of the Specifications or the ORBCOMM Software, in either draft or final form, may be
(a) used by Magellan except pursuant to this Agreement or (b) patented by Magellan. In the event Magellan patents any technical aspect of the Subscriber Communicator, and ORBCOMM determines, in its sole discretion, that such patented intellectual property is essential to the manufacture of all Subscriber Communicators in accordance with the then existing Specifications (the "Essential Intellectual Property") or such Essential Intellectual Property pertains to the design of another Subscriber Communicator of another manufacturer, Magellan shall grant to ORBCOMM and its designees, on a non-discriminatory basis and on commercially reasonable terms, a perpetual world-wide license to use and have used any such Essential Intellectual Property for use only with the ORBCOMM System; provided that in making the determination regarding whether intellectual property is Essential Intellectual Property, ORBCOMM shall exclude Magellan's inventions that are not necessary to the operation of the ORBCOMM System but only improve the performance of the ORBCOMM System.

15.         INTELLECTUAL PROPERTY INDEMNIFICATION.

            (a)         Matters Subject to Indemnification.

                        (i) By Magellan. Magellan agrees to indemnify and hold harmless ORBCOMM and to pay all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable attorney's fees and court costs) incurred by ORBCOMM and any damages finally awarded against ORBCOMM with respect to any allegation, claim, suit, or proceeding based on the assertion that the Subscriber Communicators or any Type thereof violates the intellectual property rights of a third party (including but not limited to rights relating to patents, copyrights, know-how, mask works, trademarks, or trade secrets). Magellan shall not, however, be obligated to indemnify or hold harmless ORBCOMM with regard to:

                                    (A) use of any Subscriber Communicator in
combination with other items unless Magellan sold, made, or specifically recommended such a combination, or such Subscriber Communicator is commonly put to use in such a combination in the normal course of its usage;

                                    (B) failure by ORBCOMM to modify the
Specifications, the Benchmark Specifications, or the Applicable Benchmark Specification (collectively "the ORBCOMM Specifications") in ways recommended by Magellan, if (i) the modification is consistent with ORBCOMM's business and technical objectives, (ii) the modification would not materially increase the costs incurred by ORBCOMM or its customers, and (iii) the modification would enable Magellan to avoid a claim of infringement;

                                    (C) incorporation of a specific design
feature in any Subscriber Communicator at the insistence of ORBCOMM, provided that the ORBCOMM Specifications shall not be deemed a "specific design feature" for purposes of this Section 15(a)(i)(C); or

                                    (D) an allegation, claim, suit, or
proceeding for which ORBCOMM is required to indemnify and hold harmless Magellan under Section 15(a)(ii) below.

                        (ii) By ORBCOMM. ORBCOMM agrees to indemnify and hold harmless Magellan and to pay all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable attorney's fees and court costs) incurred by Magellan and any damages finally awarded against Magellan with respect to any allegation, claim, suit, or proceeding against Magellan primarily and directly based on the express or implied assertion that the ORBCOMM Specifications cannot be implemented without violating the intellectual property rights of a third party (including but not limited to rights relating to patents, copyrights, know-how, mask works, trademarks, or trade secrets), or the assertion that Magellan's use of an authorized ORBCOMM trademark or service mark in connection with Subscriber Communicators as specified in Section 9 infringes the rights of a third party. ORBCOMM shall not, however, be obligated to indemnify or hold harmless Magellan with regard to:

                                    (A) to the extent Magellan has the right to
so insist, changes made to the ORBCOMM Specifications at the insistence of Magellan; or

                                    (B) to the extent Magellan has the right to
object to modifications by ORBCOMM of the ORBCOMM Specifications, failure by Magellan to permit ORBCOMM to make a modification requested by ORBCOMM, if (x) the modification is consistent with Magellan's business and technical objectives, (y) the modification would not materially increase the costs incurred by Magellan or its customers, and (z) the modification would enable ORBCOMM to avoid a claim that the ORBCOMM Specifications cannot be implemented without infringing the intellectual property rights of a third party.

            (b)         Options in the Event of Claim of Infringement.

                        (i) By Magellan. If the making, sale, or use of any Subscriber Communicator becomes, or in the reasonable opinion of Magellan may become the subject of any claim, suit, or proceeding, or if the manufacture or sale of any Subscriber Communicator is enjoined, Magellan may, at its own option and expense:

                                    (A) obtain for its customers including
ORBCOMM the right to use such Subscriber Communicator;

                                    (B) modify such Subscriber Communicator so
that it becomes noninfringing or replace such Subscriber Communicator with a noninfringing Subscriber Communicator, in either case in such a manner as to minimize the effect of such changes on ORBCOMM and to retain compliance with the ORBCOMM Specifications, or

                                    (C) temporarily suspend delivery of such
Subscriber Communicator while the infringement claim is being investigated.

                        If none of the above options is reasonably feasible, Magellan may instead:

                                    (D) cease to deliver such Subscriber
Communicator, and/or

                                    (E) require ORBCOMM to return such
Subscriber Communicator in its possession or control to Magellan, and pay ORBCOMM an amount equal to the price paid by ORBCOMM less depreciation (based on a five-year life, with straight-line depreciation) up to the time that the ORBCOMM ceases to use such Subscriber Communicator as a result of such claim.

                        (ii) By ORBCOMM. If a third party commences any allegation, claim, suit, or proceeding based on the express or implied assertion that the ORBCOMM Specifications, when implemented by Magellan will necessarily violate the third party's intellectual property rights, or that use of an authorized ORBCOMM trademark or service mark in connection with Subscriber Communicators infringes the rights of a third party, or if in the reasonable opinion of ORBCOMM a third party may initiate such an allegation, claim, suit, or proceeding, ORBCOMM may, at its own option and expense:

                                    (A) modify the ORBCOMM Specifications or the
relevant trademark or service mark to resolve any such concern; or

                                    (B) require Magellan to cease the
manufacture and sale of Subscriber Communicators.

            (c) Notice of infringement. Each party shall promptly notify the other party of any allegation, claim, suit, or proceeding relating to a matter subject to indemnification under this Section 15. Each party's obligation to indemnify and hold the other party harmless under this Section 15 shall be contingent on the indemnified party's provision of reasonably prompt notice to the indemnifying party, provided that the obligation to indemnify shall be modified only if and to the extent that the failure to provide reasonably prompt notice to the indemnifying party materially prejudices the defenses of the indemnifying party.

            (d) Counsel. The indemnifying party shall defend any indemnified matter through attorneys chosen and paid for by the indemnifying party.

            (e) Limitations On Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER

PARTY FOR ANY LOST PROFITS OR CONSEQUENTIAL DAMAGES INCURRED BY THE OTHER PARTY, OR FOR ANY PUNITIVE DAMAGES AWARDED BECAUSE OF THE CONDUCT OF THE INDEMNIFIED PARTY. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER THIS SECTION 15 FOR MORE THAN TWO MILLION DOLLARS.

            (f) Duty To Indemnify And Hold Harmless Related Entities And Persons. The undertakings by Magellan and ORBCOMM in this Section 15 to indemnify and hold one another harmless in the circumstances specified above apply equally to the subsidiaries, parents, affiliates, officers, directors, and employees of the indemnified party, and to the successors and assigns of those entities or individuals.

            (g) Entire Liability. This Section 15 sets forth the entire liability of the parties to one another with respect to infringement of the intellectual property rights of third parties.

16.         LIMITATION OF LIABILITY.

            (a) ORBCOMM HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ORBCOMM SYSTEM, ANY ORBCOMM PRODUCTS AND SERVICES, THE NETWORK SOFTWARE, THE ORBCOMM SOFTWARE, THE SUBSCRIBER COMMUNICATOR SOFTWARE, THE APPLICABLE BENCHMARK SPECIFICATIONS, THE BENCHMARK SPECIFICATIONS OR THE SPECIFICATIONS. ORBCOMM EXPRESSLY DISCLAIMS AND MAGELLAN HEREBY EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES, OBLIGATIONS AND LIABILITIES OF ORBCOMM AND ITS AFFILIATES AND ALL RIGHTS, CLAIMS AND REMEDIES OF MAGELLAN AGAINST ORBCOMM, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO, INCLUDING BUT NOT LIMITED TO: (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (iii) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE ORBCOMM SYSTEM, ANY ORBCOMM PRODUCTS OR SERVICES, THE NETWORK SOFTWARE, THE ORBCOMM SOFTWARE, THE SUBSCRIBER COMMUNICATOR SOFTWARE, THE APPLICABLE BENCHMARK SPECIFICATIONS, THE BENCHMARK SPECIFICATIONS OR THE SPECIFICATIONS, (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY UNDER ANY THEORY OF LAW, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY ORBCOMM.

            (b) Each of the parties acknowledges and understands that (i) the ORBCOMM System may be operated under licenses granted by governmental authorities or agencies ; (ii) one of the conditions to the use of such licenses is non-interference with other users of the frequency bands covered by such licenses; (iii) at any time and for any reason, such governmental authorities or agencies may revoke, terminate or render unusable any or all of the licenses granted to ORBCOMM for use in connection with the ORBCOMM System; and (iv) the ORBCOMM System is an untested, new business venture involving a new satellite system design that entails a high degree of risk of delay in or cancellation of deployment, launch vehicle, satellite and other equipment or software failure or impaired performance and there can be no assurance that the ORBCOMM System will be an economically viable system even if successfully deployed. IF ANY OF THE EVENTS ENUMERATED IN THIS SECTION 16(b)

SHALL OCCUR, NEITHER ORBCOMM NOR MAGELLAN SHALL BE LIABLE TO THE OTHER FOR ANY DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSSES, LIABILITIES, CLAIMS, COSTS OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING BUT NOT LIMITED TO, ANY ECONOMIC LOSS OR OTHER LOSS OF PROFITS, BUSINESS OR GOODWILL.

            (c) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HAVE ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY TO OR AGAINST THE OTHER UNDER THIS AGREEMENT FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

17.         TERMINATION.

            (a) Either party has the right to terminate this Agreement upon the occurrence of any of the following events (an "Event of Default"):

                        (i) Breach. If the other party breaches any obligation hereunder, which breach has not been cured within thirty (30) calendar days after receipt of notice of such breach; or

                        (ii) Acts of Insolvency. If the other party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary, or becomes subject to any proceedings under any bankruptcy or insolvency law, whether domestic or foreign, and such proceedings (if involuntary) are not dismissed within sixty (60) days after initiation, or has wound up or liquidated, voluntarily or otherwise.

            (b) Remedies. Upon the occurrence of an Event of Default, the non-defaulting party shall be entitled to terminate this Agreement and shall have such other rights and remedies granted to such party by law or equity, subject to the terms and conditions of this Agreement.

18.         ASSIGNMENT.

                        This Agreement shall be binding upon the parties and their permitted successors and assigns. Neither the interest of either party to this Agreement nor any other right or obligation hereunder may be assigned or transferred (by operation of law or otherwise) to any person without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that ORBCOMM may assign this Agreement and its rights and obligations hereunder to any parent, subsidiary or affiliate of ORBCOMM, to any person acquiring all or substantially all of ORBCOMM's assets whether by purchase, merger, acquisition of shares or any other means, or to a successor in interest to the line of business within ORBCOMM that will perform this Agreement.

19.         DISPUTES.

            (a) Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by final and binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. Such arbitration shall take place in Washington, D.C. before a panel of three (3) neutral arbitrators selected pursuant to such Rules, at least one of whom shall be expert in the manufacture of wireless communication equipment. The arbitrators' award shall include an allocation of arbitration fees, expenses and compensation, and may include an award to the prevailing party of its attorneys' fees, costs and expenses in connection with the arbitration. A judgment on the award rendered by the arbitrators may be entered in and enforced by any court having jurisdiction thereof, each party hereby consenting to the jurisdiction of such court over it and waiving, to the fullest extent permitted by law, any defense or objection relating to in personam jurisdiction, subject matter jurisdiction, venue or convenience of the forum. All matters arising in any action to enforce an arbitral award shall be determined in accordance with the law and practice of the forum court.

            (b) Notwithstanding the existence of any such disagreement of dispute and pending resolution thereof, each of ORBCOMM and Magellan shall proceed diligently with the performance of this Agreement, including all performance relating to the disputed matter.

20.         GOVERNING LAW.

                        The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions hereof.

21.         NOTICES AND REQUESTS.

                        All notices and other communications hereunder shall be in writing and shall be deemed given on receipt if delivered personally or by facsimile (answer back received), one (1) business day after being sent by reputable overnight courier (signature required on receipt), or three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or such other address for a party as shall be specified by like notice, provided that such notice shall be effective only upon receipt thereof):

            (a)         If to ORBCOMM:

                        ORBCOMM Global, L.P.
                        21700 Atlantic Boulevard
                        Dulles, Virginia 20166
                        Attention: David M. Baum
                          Senior Vice President, Engineering and Operations
                        Facsimile Number:  +1.703.406.3504

                        With a copy to:

                        Mary Ellen Seravalli
                        Vice President and General Counsel
                        at the above address and to the following facsimile number: +1.703.404.8012

                        Technical communications and day-to-day correspondence may be sent to the designated ORBCOMM Product Manager at the above address.

            (b)         If to Magellan:

                        Magellan Corporation
                        960 Overland Court
                        San Dimas, California 91773

                        Attention:  Bill Neill, Project Manager,
                          ORBCOMM Subscriber Communicator
                        Facsimile Number: +1.909.394.7050

22.         EXECUTION IN COUNTERPARTS.

                        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

23.         WAIVER.

                        It is understood and agreed that no failure or delay by either ORBCOMM or Magellan in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by an authorized representative of both parties.

24.         TITLES AND HEADINGS.

                        Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

25.         ENTIRE AGREEMENT.

                        This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between Magellan and ORBCOMM and supersede all prior written and oral understandings relating to the subject hereof. Any modification or amendment of this Agreement must be in writing and signed by an authorized representative of both parties.

                        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory, whose signature appears below, has been duly authorized by all necessary and appropriate corporate action, to execute this Agreement.

ORBCOMM GLOBAL, L.P.                              MAGELLAN CORPORATION



By:______________________                         By:_______________________
Name:  Alan L. Parker                             Name:  Randy Hoffman
Title:  President                                 Title:  President